Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated August 19, 2004, except for Note 14, as to which the date is September 7, 2004 relating to the combined financial statements of Ronco Inventions, LLC and Affiliated Companies, as of December 31, 2003 and for the year then ended, which appears in such Prospectus.

/s/ VELAH Group LLP

VELAH Group LLP

Los Angeles, California

July 29, 2005